Exhibit 3.1

JPMORGAN CHASE & CO.

BY-LAWS

OF

JPMORGAN CHASE & CO.

As amended by the Board of Directors
Effective ~~June 7, 2013~~ September 17, 2013

Office of the Secretary
270 Park Avenue, 38th floor
New York, New York 10017

i

ii

BY-LAWS

OF

JPMORGAN CHASE & CO.

ARTICLE I

Meetings of Stockholders

Section 1.01. Annual Meeting. The annual meeting of the stockholders of JPMorgan Chase & Co. (the "Corporation") shall be held on the third Tuesday in May in each year (or, if that day shall be a legal holiday then on the next preceding business day) or at such other date and at such time and place, if any, within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors of the Corporation (the "Board"), for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting. If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the Board shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

Section 1.02. Special Meetings.

(a)
General. A special meeting of stockholders may be called at any time by the Board, the Chairman of the Board (herein called the "Chairman"), the Chief Executive Officer, the President or a Vice Chairman of the Board or otherwise as provided by the General Corporation Law of the State of Delaware (the "General Corporation Law"), the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or these By-laws. Any such special meeting shall be held on such date and at such time and place, if any, designated by the Board. Subject to subsection (b) of this Section 1.02, a special meeting of stockholders shall be called by the Board upon the written request or requests of stockholders who are stockholders of record of the Corporation at the time a request is delivered holding shares representing in the aggregate at least twenty percent (20%) of the outstanding shares of common stock of the Corporation which shares are determined to be “Net Long Shares” in accordance with Section 1.02(b)(1) (the "Requisite Percent").

(b)	Stockholder Requested Special Meetings.

(1)
To be valid, the written request or requests for a special meeting of stockholders (each, a "Special Meeting Request" and, collectively, the "Special Meeting Requests") must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and delivered to the Secretary of the Corporation (the "Secretary") and shall include: (i) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made; (ii) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by clause (a)(2)(iii) of Section 1.09 of these By-laws to be set forth in a stockholder's notice required by Section 1.09(a)(2) of these By-laws; (iii) such other information, if applicable, required to be set forth in a stockholder's notice required by Section 1.09(a)(2) of these By-laws (including, but not limited to, such other information required to be set forth in connection with a stockholder's director nomination); (iv) an acknowledgement by the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction; and (v) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the Secretary; provided, however, that if the stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the Secretary. For purposes of this Section 1.02 and for determining the Requisite Percent, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person's net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provided that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining a stockholder's or beneficial owner's Net Long Shares and the reference to the highest tender price shall refer to the market price on such date) and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board in its reasonable determination. In addition, the stockholders requesting a special meeting of stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation and, if requested by the Corporation on or prior to the record date for the meeting, the information required under clause (b)(1)(ii), (iii), (iv) and (v) of this Section 1.02 shall be supplemented by such stockholders and beneficial owners not later than 10 days after the record date for the meeting to disclose such information as of the record date (and with respect to the information required under clause (b)(1)(v) of this Section 1.02, as of a date not more than 5 business days before the scheduled date of the special meeting to which the Special Meeting Request relates). In determining whether a special meeting of stockholders has been requested by stockholders of Net Long Shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary. If at any point after 60 days following the earliest dated Special Meeting Request the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (b)(1)(iv)) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a Special Meeting.

(2)
Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the Special Meeting Request is delivered to the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board, a "Similar Item"), other than the election of directors, was presented at a meeting of the stockholders held not more than 12 months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the stockholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a "Similar Item" with respect to all items of business involving the election or removal of directors) or (v) a Similar Item is included in the Corporation's notice as an item of business to be brought before a stockholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held. For purposes of this clause (2), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percent have been delivered to the Corporation.

(3)
Business transacted at a special meeting requested by stockholders shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting.

Section 1.03.     Notice of Meetings. Except as may otherwise expressly be required by law, the Certificate of Incorporation or these By-laws, notice of the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date and hour of holding each annual and special meeting of the stockholders and the purpose or purposes thereof shall be delivered personally or mailed in a postage prepaid envelope or, to the extent and in the manner permitted by applicable law, by any form of electronic transmission (with the consent of the stockholder to the extent required by applicable law), not less than 10 nor more than 60 days before the date of such meeting, to each person who appears on the stock books and records of the Corporation as a stockholder entitled to vote at such meeting. Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Corporate Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the General Corporation Law. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice or waive notice by electronic transmission, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place, if any (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting), to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken, provided that the adjournment is not for more than 30 days.

Section 1.04. Quorum. At each meeting of the stockholders, stockholders holding of record shares of common stock constituting a majority of the voting power of stock of the Corporation having general voting power (shares having such general voting power being hereinafter sometimes referred to as a "voting interest of the stockholders") shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by the General Corporation Law, the Certificate of Incorporation or these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

Section 1.05. Organization. At each meeting of the stockholders, the Chairman, or, if he shall be absent therefrom, the Chief Executive Officer, the President, or a Vice Chairman of the Board, or, if they also shall be absent therefrom, another officer of the Corporation chosen as chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat; and the Secretary, or, if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section to act as chairman of such meeting, the person (who shall be an Assistant Corporate Secretary, if an Assistant Corporate Secretary shall be present thereat) whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 1.06.     Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the stock books and records of the Corporation:

(a)    on the date fixed pursuant to the provisions of Article VI, Section 6.05 of these By-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or

(b)    if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given.

Persons holding in a fiduciary capacity stock of the Corporation shall be entitled to vote such stock so held, and persons whose stock is pledged shall be entitled to vote such stock, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. If shares of stock of the Corporation shall stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares of stock of the Corporation, unless the Secretary shall have been given written notice to the contrary and have been furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(c)	if only one shall vote, his act shall bind all;

(d)	if more than one shall vote, the act of the majority so voting shall bind all; and

(e)
if more than one shall vote, but the vote shall be evenly split on any particular matter, then, except as otherwise required by the General Corporation Law, each faction may vote the shares in question proportionally.

If the instrument so filed shall show that any such tenancy is held in unequal interests, the majority or even-split for the purpose of the next foregoing sentence shall be a majority or even-split in interest. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that any such reproduction is a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. At all meetings of the stockholders at which a quorum is present, all matters, unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote on such matter. For purposes of this By-Law, votes cast "for" or "against" and "abstentions" with respect to a given matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while "broker nonvotes" (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter. Except in the case of votes for the election of directors, unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.
Section 1.07.     List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock books and records, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to said meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who shall be present thereat. Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock books and records shall be the only evidence as to who are the stockholders entitled to examine the stock books and records of the Corporation, or such list, or to vote in person or by proxy at any meeting of stockholders.

Section 1.08.     Inspectors. Prior to any meeting of the stockholders, the chairman of such meeting shall appoint one or more Inspectors to act thereat and make a written report thereof. Each Inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector at such meeting with strict impartiality and according to the best of his ability. Such Inspectors shall have the powers and duties set forth in Section 231 of the General Corporation Law as currently in effect or as the same may hereafter be amended or replaced. Such Inspectors, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector need not be a stockholder of the Corporation. The Board of Directors may also designate Inspectors with respect to written consents received by the Corporation purporting to take or authorize the taking of corporation action as provided by, and in accordance with, the Certificate of Incorporation.

Section 1.09. Notice of Stockholder Business and Director Nominations.

(a)	Business and Director Nominations to be Considered at Annual Meeting of Stockholders.

(1)
Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.09 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.09.

(2)
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.09, (i) the stockholder must have given timely notice thereof in writing to the Secretary and (ii) such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the Corporation, the information required under clauses (a)(2)(iii)(B), (C) and (D) of this Section 1.09 shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(3)
Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.09 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board at least 90 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.09 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)	Business and Director Nominations to be Considered at Special Meetings of Stockholders.

(1)	Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(2)
Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or stockholders pursuant to Section 1.02(b) hereof; or (ii) provided that the Board or stockholders pursuant to Section 1.02(b) hereof has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time the notice provided for in this Section 1.09 is delivered to the Secretary, (B) shall be entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 1.09. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 1.09 shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day and prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board for election at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(c)	General.

(1)
Only such persons who are nominated in accordance with the procedures set forth in this By-law (or who are elected or appointed to the Board pursuant to Article II, Section 2.02 of these By-laws) shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law.

(2)
Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.09 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(iii)(F) of this Section 1.09, and whether the stockholder or beneficial owner, if any, provided the supplemental information required by the last sentence of clause (a)(2) of this Section 1.09) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.09, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.09, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.09, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(3)
For purposes of this Section 1.09, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4)
Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to applicable provisions of the Certificate of Incorporation.

(5)	For purposes of this Section 1.09, any reference to the Board shall include any properly constituted committee thereof, to the fullest extent permitted by law.

Section 1.10. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.11. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation.

ARTICLE II
Board of Directors

Section 2.01. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 8 and no more than 18 members, selected, organized and continued in accordance with the provisions of the laws of the State of Delaware. The exact number of directors within said range shall be determined from time to time by resolution adopted by the Board, except as the number of Directors for any year may be fixed by resolution of the stockholders at any annual meeting by a majority vote of the outstanding shares entitled to vote thereon; provided, however, that no vote to decrease the number of directors of the Corporation shall shorten the term of any incumbent director. Each director hereafter elected shall hold office until the annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

Section 2.02.     Vacancies. Except as otherwise provided by the Certificate of Incorporation or these By-laws, vacancies on the Board due to death, resignation, removal, disqualification or any other cause, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

Section 2.03.     Annual Meeting. An annual meeting of the directors shall be held each year, without notice, immediately following the annual meeting of stockholders. The time and place of such meeting shall be designated by the Board. At such meeting, the directors shall, after qualifying, elect from their own number a Chairman of the Board, a Chief Executive Officer, a President and one or more Vice Chairmen of the Board, and when the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent directors shall appoint a Lead Independent Director with such duties as from time to time may be prescribed by the Board. The directors also shall elect or appoint such other officers authorized by these By-laws as they may deem desirable, and designate the Committees specified in Article III hereof. The directors may also elect to serve at the pleasure of the Board, one or more Honorary Directors, not members of the Board. Honorary Directors of the Board shall be paid such compensation or such fees for attendance at meetings of the Board, and meetings of other committees of the Board, as the Board shall determine from time to time.

Section 2.04.     Regular Meetings. The Board shall hold a regular meeting without notice at the principal office of the Corporation on the third Tuesday in each month, with such exceptions as shall be determined by the Board, at such time as shall be determined by the Board, unless another time or place, within or without the State of Delaware, shall be fixed by resolution of the Board. Should the day appointed for a regular meeting fall on a legal holiday, the meeting shall be held at the same time on the preceding day or on such other day as the Board may order.

Section 2.05.     Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the Lead Independent Director, the Chief Executive Officer, the President, a Vice Chairman of the Board, the Secretary or a majority of the directors then in office. A notice shall be given as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place (which may be within or without the State of Delaware) of such meeting, but, except as otherwise expressly provided by law or by these
By-laws, the purposes thereof need not be stated in such notice. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least 48 hours prior to the day on which such meeting is to be held; provided that in lieu thereof, notice may be delivered to each director personally or by telephone or sent by facsimile, electronic mail or other electronic transmission addressed to each director to the extent and in the manner permitted by applicable law not later than noon of the calendar day before the day on which such meeting is to be held. At any regular or special meeting of the Board, or any committee thereof, one or more Board or committee members may participate in and act at such meeting by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other, and participation in the meeting pursuant to this By-law shall constitute presence in person at the meeting. Notice of any meeting of the Board shall not, however, be required to be given to any director who submits a signed waiver of notice, or waives notice of such meeting by electronic transmission, whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

Section 2.06.     Quorum. One-third of the members of the entire Board, or the next highest integer in the event of a fraction, shall constitute a quorum, but if less than a quorum be present, a majority of those present may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law.

Section 2.07.     Rules and Regulations. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of Delaware or these By-laws.

Section 2.08.     Compensation. Directors shall be entitled to receive from the Corporation such amount per annum and in addition, or in lieu thereof, such fees for attendance at meetings of the Board or of any committee, or both, as the Board from time to time shall determine. The Board may also likewise provide that the Corporation shall reimburse each such director or member of such committee for any expenses paid by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.09.     Majority Voting for Directors. The vote required for election of a director by the stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or withheld from the election of a nominee at a meeting of stockholders. For purposes of this Section 2.09, a "majority of the votes cast" shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election, with "abstentions" and "broker nonvotes" (or other shares of stock of the Corporation similarly not entitled to vote on such election) not counted as votes cast either "for" or "against" that director's election. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares present in person or by proxy at the meeting and entitled to vote in the election. An election shall be considered contested if there are more nominees for election than positions on the board of directors to be filled by election at the meeting.
In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes withheld from his or her election than in favor of his or her election shall immediately tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Corporate Governance and Nominating Committee, whether to accept the resignation at its next regularly scheduled Board meeting held not less than 45 days after such election. The Board's explanation of its decision shall be promptly disclosed through a public statement.
Section 2.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent or consents are filed with the minutes of the Board or of such committee.

ARTICLE III

Committees

Section 3.01.     Executive Committee. The Board shall designate an Executive Committee which, when the Board is not in session, shall have and may exercise all the powers of the Board that lawfully may be delegated, including without limitation the power and authority to declare dividends. The Executive Committee shall consist of such number of directors as the Board shall from time to time determine, but not less than five and one of whom shall be designated by the Board as Chairman thereof, including: (a) the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairmen of the Board; and (b) such other directors, none of whom shall be an officer of the Corporation, as shall be appointed to serve at the pleasure of the Board. The Board, by resolution adopted by a majority of the entire Board, may (a) designate one or more directors as alternate members of the Executive Committee or (b) specify that the member or members of the Executive Committee present and not disqualified from voting at a meeting of the Executive Committee, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member. The attendance of one-third of the members of the Committee or their substitutes, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. All acts done and powers conferred by the Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Committee shall fix its own rules and procedures, and the minutes of the meetings of the Committee shall be submitted at the next regular meeting of the Board at which a quorum is present, or if impracticable, at the next such subsequent meeting. The Committee shall hold meetings "On Call" and such meetings may be called by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, or the Secretary. Notice of each such meeting of the Committee shall be given by mail or courier or delivered personally or by telephone or sent by facsimile, electronic mail or other electronic transmission, to the extent and in the manner permitted by applicable law, to each member of the Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Committee who submits a signed waiver of notice or waives notice by electronic transmission, whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Committee shall be present thereat. In the case of any meeting, in the absence of the Chairman of the Executive Committee, such member as shall be designated by the Chairman of the Executive Committee or the Executive Committee shall act as Chairman of the meeting.

Section 3.02.     Audit Committee. The Board shall designate an Audit Committee composed of not less than three of its members, none of whom shall be an officer of the Corporation, to hold office at its pleasure and one of whom shall be designated by the Board as Chairman thereof. The Committee shall make such examination into the affairs of the Corporation and make such reports in writing thereof as may be directed by the Board. The attendance of one-third of the members of the Committee, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.

Section 3.03.     Other Committees. The Corporation elects to be governed by subsection (2) of section 141(c) of the General Corporation Law. The Board may designate, from time to time, such other committees composed of not less than one of its members for such purposes and with such duties and powers as the Board may determine, and the board may designate a chair or co-chair for each committee. The attendance of one-third of the members of such other committees, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of such other committees. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee may act by delegating its authority to one or more subcommittees. With respect to the rules and procedures of such other committees of the Board (including, but not limited to, the Audit Committee), the provisions in Section 3.01 shall apply to each such committee unless such committee shall elect otherwise.

ARTICLE IV

Officers and Agents

Section 4.01.     Officers. The officers of the Corporation shall be (a) a Chairman of the Board, a Chief Executive Officer, and, in the discretion of the Board, a President and one or more Vice Chairmen of the Board, each of whom must be a director and shall be elected by the Board; (b) a Chief Financial Officer, a Controller, a Secretary, and a General Auditor, each of whom shall be elected by the Board; and (c) such other officers as may from time to time be elected by the Board or under its authority, or appointed by the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board. The Board may determine that the Chairman of the Board is a non-executive position, in which case the second sentence of Section 4.04 of this Article IV shall not apply.

Section 4.02.     Clerks and Agents. The Board may elect and dismiss, or the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board may appoint and dismiss and delegate to any other officers authority to appoint and dismiss, such clerks, agents and employees as may be deemed advisable for the prompt and orderly transaction of the Corporation's business, and may prescribe, or authorize the appointing officers to prescribe, their respective duties, subject to the provisions of these By-laws.

Section 4.03.     Term of Office. The officers designated in Section 4.01(a) shall be elected by the Board at its annual meeting, and any one person may be elected to hold more than one such office. The officers designated in Section 4.01(b) may be elected at the annual or any other meeting of the Board. The officers designated in Section 4.01(c) may be elected at the annual or any other meeting of the Board or appointed at any time by the designated proper officers. Any vacancy occurring in any office designated in Section 4.01(a) may be filled at any regular or special meeting of the Board. The officers elected pursuant to Section 4.01(a) shall each hold office for the term of one year and until their successors are elected, unless sooner disqualified or removed by a vote of two-thirds of the whole Board. All other officers, clerks, agents and employees elected by the Board, or appointed by the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board, or under their authority, shall hold their respective offices at the pleasure of the Board or officers elected pursuant to Section 4.01(a).

Section 4.04.     Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board. The Chairman of the Board shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer. He shall perform such other duties as from time to time may be prescribed by the Board.

Section 4.05.     Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general supervision and direction of the business and affairs of the Corporation and of its several officers. In the absence of the Chairman, he shall preside at all meetings of the stockholders and at all meetings of the Board. He shall have the power to execute any document or perform any act on behalf of the Corporation, including without limitation the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Corporate Secretary execute conveyances of real estate and other documents and instruments to which the seal of the Corporation may be affixed. He shall perform such other duties as from time to time may be prescribed by the Board.

Section 4.06.     President. The President shall, subject to the direction and control of the Board and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation. In general, the President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board or the Chief Executive Officer. In the absence of the Chairman and the Chief Executive Officer, the President shall preside at meetings of stockholders and of the Board. The President shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer.

Section 4.07.     Vice Chairman of the Board. The Vice Chairman of the Board, or if there be more than one, then each of them, shall, subject to the direction and control of the Board and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation, and shall have such other duties as may be prescribed from time to time by the Board or the Chief Executive Officer. In the absence of the Chairman, the Chief Executive Officer and the President, a Vice Chairman, as designated by the Chairman or the Board, shall preside at meetings of the stockholders and of the Board. Each Vice Chairman shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer.

Section 4.08.     Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board may from time to time prescribe which may include, without limitation, responsibility for strategic planning, corporate finance, control, tax and auditing and shall perform such other duties as may be prescribed by these By-laws.

Section 4.09.     Controller. The Controller shall exercise general supervision of the accounting departments of the Corporation. He shall be responsible to the Chief Financial Officer and shall render reports from time to time relating to the general financial condition of the Corporation. He shall render such other reports and perform such other duties as from time to time may be prescribed by the Chief Financial Officer, a Vice Chairman of the Board, the President, the Chief Executive Officer, or the Chairman.

Section 4.10.     Secretary. The Secretary shall:

(a)	record all the proceedings of the meetings of the stockholders, the Board and the Executive Committee in one or more books kept for that purpose;

(b)	see that all notices are duly given in accordance with the provisions of these By-laws or as required by law;

(c)
be custodian of the seal of the Corporation; and he may see that such seal or a facsimile thereof is affixed to any documents the execution of which on behalf of the Corporation is duly authorized and may attest such seal when so affixed; and

(d)
in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Board, the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board.

Section 4.11.     Assistant Corporate Secretary. At the request of the Secretary, or in case of his absence or inability to act, the Assistant Corporate Secretary, or if there be more than one, any of the Assistant Corporate Secretaries, shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each Assistant Corporate Secretary shall perform such other duties as from time to time may be prescribed by the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board, or the Secretary.

Section 4.12.     General Auditor. The General Auditor shall continuously examine the affairs of the Corporation. He shall have and may exercise such powers and duties as from time to time may be prescribed by the Board, the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board or the Chief Financial Officer.

Section 4.13. Powers and Duties of Other Officers. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these By-laws.

ARTICLE V

Proxies re Stock or Other Securities of
Other Entities

Unless otherwise provided by the Board, the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board, the Chief Financial Officer or the

Secretary may from time to time (a) appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other entity to vote or consent in respect of such stock or other securities; (b) instruct the person or persons so appointed as to the manner of exercising such powers and rights; and (c) execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
ARTICLE VI

Shares and Their Transfer

Section 6.01.     Certificates for Stock; Uncertificated Shares. The shares of all classes or series of the capital stock of the Corporation may be uncertificated shares, except to the extent otherwise required by applicable law and except to the extent shares are represented by outstanding certificates that have not been surrendered to the Corporation or its transfer agent. Notwithstanding the foregoing, every owner of stock of the Corporation of any class (or, if stock of any class shall be issuable in series, any series of such class) represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation of such class, or such class and series, owned by him. The certificates representing shares of stock of each class (or, if there shall be more than one series of any class, each series of such class) shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board, and by the Secretary or an Assistant Corporate Secretary; provided, however, that if any such certificate is countersigned by a registrar and the Board shall by resolution so authorize, the signatures of such Chairman, Chief Executive Officer, President, Vice Chairman of the Board, Secretary or Assistant Corporate Secretary or any transfer agent may be facsimiles. In case any officer or officers or transfer agent of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon any such certificate shall cease to be such officer or officers or transfer agent before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon were such officer or officers or transfer agent at the date of issue. A stock ledger shall be kept of the respective names of the persons, firms or corporations owning stock represented by certificates for stock of the Corporation, the number, class and series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 or as otherwise required by law.

Section 6.02.     Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made on the stock books and records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates for such shares properly endorsed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law) and payment of all taxes thereon. The person in whose name shares of stock stand on the stock books and records of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 6.03.     Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of uncertificated shares or certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.04.     Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Corporation may issue uncertificated shares or a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate or uncertificated shares. The Board may, however, in its discretion refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

Section 6.05.     Fixing Date for Determination of Stockholders of Record.

(a)
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law, shall be the first date on which signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII

Corporate Seal

The corporate seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1968 Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.
ARTICLE IX

Indemnification

Section 9.01.     Right to Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, but excluding any action, suit, or proceeding, or part thereof, brought by such person against the Corporation or any affiliate of the Corporation unless consented to by the Corporation) (a "Proceeding") by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding (or part thereof). Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

Section 9.02.     Contracts and Funding. The Corporation may enter into contracts with any director, officer, or employee of the Corporation in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.
Section 9.03.     Employee Benefit Plans. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, or employee of the Corporation which imposes duties on, or involves services by, such director, officer, or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of a corporation.

Section 9.04.     Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article IX shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article IX and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IX, whether arising from acts or omissions occurring before or after such adoption.

Section 9.05.     Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article IX:

(a)
Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. In addition, such statement or statements shall, to the extent required by law at the time of such advance, and otherwise except as may be determined by or under the authority of the General Counsel, include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses. Notwithstanding the absence of such a written undertaking, acceptance of any such advancement of expenses shall constitute such an undertaking by the Indemnitee.

(b)
Written Request for Indemnification. To obtain indemnification under this Article IX, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation.

(c)
Procedure for Determination. Where the Indemnitee is a current or former director or a current officer of the Corporation, the Indemnitee's entitlement to indemnification under this Article IX shall be determined (i) by the Board by a majority vote of a quorum (as defined in Article II of these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination. Where the Indemnitee is not a current or former director or a current officer of the Corporation, the Indemnitee's entitlement to indemnification under this Article IX may be determined by the General Counsel. For purposes of this Article IX, the term "officer," when used with respect to the Corporation, shall mean those officers of the Corporation who are deemed to be Executive Officers for purposes of the annual report of the Corporation filed on Form 10-K under the Exchange Act.

Section 9.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

By-laws

Section 10.01. Inspection. A copy of the By-laws shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection by stockholders during business hours.

Section 10.02. Amendments. Except as otherwise specifically provided by the General Corporation Law, these By-laws may be added to, amended, altered or repealed at any meeting of the Board by vote of a majority of the entire Board, provided that written notice of any such proposed action shall be given to each director prior to such meeting, or that notice of such addition, amendment, alteration or repeal shall have been given at the preceding meeting of the Board.

Section 10.03. Construction. The masculine gender, where appearing in these By-laws, shall be deemed to include the feminine gender.

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